                                 EXHIBIT 23.2

             Letter on Unaudited Interim Financial Information and
                          Consent of Mauldin & Jenkins





                                                           Page 28 of 29 Pages

                              MAULDIN & JENKINS
                             CPA'S & CONSULTANTS
                            1640 Powers Ferry Road
                                 Building 26
                            Marietta, Georgia 30067


                               March 10, 1999


First Sterling Banks, Inc.
P.O. Box 2147
Marietta, Georgia 30061


        RE: LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION AND CONSENT OF INDEPENDENT ACCOUNTANTS



Ladies and Gentlemen:


        We hereby acknowledge awareness of the use in this Registration Statement on Form S-8 of a report on unaudited interim financial information.

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 1998, in the 1997 Annual Report to stockholders of First Sterling Banks, Inc. appearing in the Annual Report on Form 10-KSB for the year ended
December 31, 1997.


                                                  MAULDIN & JENKINS


                                              /s/ MAULDIN & JENKINS, LLC
                                                  ----------------------------
                                                  Mauldin & Jenkins, LLC

Atlanta, Georgia


                                                           Page 29 of 29 Pages